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                                                                    EXHIBIT 5.1

                               KIRKLAND & ELLIS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                CITICORP CENTER
                             153 EAST 53RD STREET
                            NEW YORK, NY 10022-4675

                                 212 446-4800
                            FACSIMILE: 212 446-4900

                                                              July 1, 1996

NaPro Biotherapeutics, Inc. 6304 Spine Road, Unit A Boulder, Colorado 80301

                 RE: SHARES OF COMMON STOCK, $.0075 PAR VALUE

Ladies and Gentlemen:

  We are acting as counsel to NaPro Biotherapeutics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1, Registration No. 333-5031 (the "Registration Statement") pertaining to the registration of a proposed offering of up to 2,300,000 shares of the Company's Common Stock, $.0075 par value per share consisting of (i) up to 50,000 shares which are currently outstanding and which certain stockholders have granted the underwriters an option to purchase solely to cover over-allotments, if any (the "Existing Shares"); and (ii) up to 250,000 shares to be newly issued and which the Company has granted the underwriters an option for purchase solely to cover over-allotments, if any, and 2,000,000 shares to be newly issued and sold by the Company in the proposed offering (the "New Shares" and, together with the Existing Shares, the "Common Stock").

  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (i) Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to the date hereof; and (ii) certain resolutions adopted by the Board of Directors of the Company. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

  Based upon the foregoing and having regard to legal considerations that we deem relevant, and subject to the comments and qualifications set forth below, it is our opinion that the Common Stock has been duly authorized and (i) the Existing Shares have been duly and validly issued and are fully paid and nonassessable; and (ii) the New Shares, when duly executed and delivered by authorized officers of the Company and issued upon receipt of the consideration to be paid therefor (all in conformity with the Board of Directors' resolutions examined by us), will be duly and validly issued, fully paid and non-assessable.

  For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies,
(iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) the authority of such persons signing all documents on behalf of the parties thereto and (vi) the due authorization, execution and delivery of all documents by the parties thereto.
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  We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

  We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the offering and sale of the Common Stock.

  This opinion shall be limited to the laws of the State of Delaware.

  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,

                                          KIRKLAND & ELLIS